 Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Park City Group, Inc. (the “Company”) on Form 10-K for the year ending June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall K. Fields, Principal Executive Officer of the Company and I, John Merrill, Principal Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 28, 2021	By:	/s/ Randall K. Fields Randall K. Fields Chief Executive Officer, Chairman and Director (Principal Executive Officer)

Date: September 28, 2021	By:	/s/ John Merrill John Merrill Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)